                                  EXHIBIT - 11

                        COMPUTATION OF PER SHARE EARNINGS

                      VIRAGEN (EUROPE) LTD. AND SUBSIDIARY
                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

                                                Three Months Ended                      Six Months Ended
                                                    December 31,                          December 31,
                                         --------------------------------       ------------------------------
                                              1997               1996               1997               1996
                                         -------------       ------------       ------------       -----------
BASIC AND DILUTED

Weighted average shares outstanding          7,116,059          7,049,012          7,116,059         6,990,844
                                         =============       ============       ============       ===========

Net Loss                                 $    (932,261)      $   (111,701)      $ (1,260,482)      $  (211,020)
                                         =============       ============       ============       ===========

Net loss per common share                $       (0.13)      $      (0.02)      $      (0.18)      $     (0.03)
                                         =============       ============       ============       ===========
